CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-267020 on Form S-6 of our report dated October 5, 2022, relating to the financial statement of FT 10317, comprising S&P International Dividend Aristocrats Port. 4Q '22 (S&P International Dividend Aristocrats Portfolio, 4th Quarter 2022 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 5, 2022